Exhibit 99.l

UNITED STATES BANKRUPTCY COURT
DISTRICT OF DELAWARE

In re: PACIFIC ETHANOL HOLDING CO. LLC, et al., Debtors.	) ) ) ) ) ) ) )	Case No. 09-11713 (KG) Chapter 11 Jointly Administered Docket Ref. Nos. 541, 543, 558, 586, 587, 588 and 597

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER
CONFIRMING DEBTORS’ AMENDED JOINT PLAN OF REORGANIZATION
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

Pacific Ethanol Holding Co., LLC, Pacific Ethanol Madera LLC, Pacific Ethanol Columbia, LLC, Pacific Ethanol Stockton LLC and Pacific Ethanol Magic Valley, LLC, debtors and debtors-in-possession in the above-captioned Chapter 11 Cases (collectively, the “Debtors”), proposed the Debtors’ Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated April 16, 2010 (D.I. 541) (as it may be amended, modified or supplemented, the “Plan”),1 and that certain supplement to the Plan, dated May 28, 2010 (D.I. 586) (as the documents contained therein have been or may be further amended, modified or supplemented, the “Plan Supplement”);
WHEREAS, the Court, on April 23, 2010, entered its Order Approving (A) Disclosure Statement, (B) Notice of Disclosure Statement Hearing, (C) Contents of Solicitation Packages,

1
Capitalized terms and phrases not defined herein have the meanings given to them in the Plan.  The rules of interpretation set forth in the Plan apply to the Findings of Fact and Conclusions of Law (the “Findings and Conclusions”) contained herein, and to this Order (this “Confirmation Order”).  In addition, in accordance with Article I of the Plan, any term used in the Plan or this Confirmation Order that is not defined in the Plan or this Confirmation Order, but that is used in the Bankruptcy Code or the Bankruptcy Rules, has the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.

A copy of the Plan is attached hereto as Exhibit A and incorporated herein by reference.

(D) Procedures for the Distribution of Solicitation Packages and the Solicitation and Tabulation of Votes to Accept or Reject  Debtors’ Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code and (E) Certain Related Relief (D.I. 558) (the “Disclosure Statement Order”), by which the Court, among other things, approved the Debtors’ proposed disclosure statement (the “Disclosure Statement”), established procedures for the solicitation and tabulation of votes to accept or reject the Plan and scheduled a hearing to consider Confirmation of the Plan for June 8, 2010 at 1 p.m. (Eastern time) (the “Confirmation Hearing”);
WHEREAS, an affidavit of service was executed by James F. Daloia, Esq., of Epiq Bankruptcy Solutions, LLC, with respect to the mailing of notice of the Confirmation Hearing and solicitation materials in respect of the Plan in accordance with the Disclosure Statement Order (collectively, the “Affidavit of Service”) and was filed with the Court on May 11, 2010 (D.I. 574);
WHEREAS, the affidavits regarding the publication of the Notice of (A) Deadline for Casting Votes to Accept or Reject Debtors’ Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (B) Hearing to Consider Confirmation of Debtors’ Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code and (C) Related Matters in the Sacramento Bee, the Oregonian, the Times-News (Twin Falls, ID), and the national edition of The New York Times, as set forth in the Disclosure Statement Order (collectively, the “Publication Affidavits”), were filed with the Court on May 12, 2010 (D.I. 576);
WHEREAS, Epiq Bankruptcy Solutions, LLC, the Court-appointed solicitation and tabulation agent in respect of the Plan, filed the Declaration of Christina F. Pullo of Epiq Bankruptcy Solutions, LLC Certifying Voting On, and Tabulation of Ballots Accepting and Rejecting, the Debtors’ Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (Memorandum of Law (defined below), Exhibit B) (the “Voting Affidavit”) on June 4, 2010, attesting to the results of the tabulation of the properly executed and timely received Ballots for the Plan as follows:

Class 4 Claimants.  The Debtors received 16 acceptances out of 16 votes from holders of Claims under Class 4 (Prepetition Facility Claims), with Class 4 claimants who voted in favor of the Plan holding Claims in the amount of $237,022,232.18 for voting purposes, such acceptances being 100 percent in number and 100 percent in amount of all ballots received from holders of Class 4 Claims (Voting Affidavit, Exhibit A);
Class 5 Claimants.  The Debtors received 9 acceptances out of 9 votes from holders of Claims under Class 5 (Roll-Up Claims), with Class 5 claimants who voted in favor of the Plan holding Claims in the amount of $24,464,319.81 for voting purposes, such acceptances being 100 percent in number and 100 percent in amount of all ballots received from holders of Class 5 Claims (Voting Affidavit, Exhibit A);
Class 6 Claimants.  The Debtors received 34 acceptances out of 37 votes from holders of Claims under Class 6 (General Unsecured Claims), with Class 6 claimants who voted in favor of the Plan holding Claims in the amount of $298,567.69 for voting purposes, such acceptances being 91.89 percent in number and 94.13 percent in amount of all ballots received from holders of Class 6 Claims (Voting Affidavit, Exhibit A);
WHEREAS, the Debtors filed the Memorandum of Law in Support of Debtors’ Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (D.I. [___]) (the “Memorandum of Law”) on June 4, 2010;
WHEREAS, the Declaration of Thomas E. Lumsden in Support of Debtors’ Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the “Lumsden Declaration”) and the Declaration of Bryon T. McGregor in Support of Debtors’ Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the “McGregor Declaration”) (Memorandum of Law, Exhibit A and Exhibit C, respectively) were submitted in support of confirmation of the Plan;

WHEREAS, the Court has reviewed the Plan, the Disclosure Statement, the Disclosure Statement Order, the Voting Affidavit, the Affidavit of Service, the Publication Affidavits, the Memorandum of Law, the Lumsden Declaration, the McGregor Declaration, and the other papers before the Court in connection with the confirmation of the Plan;
WHEREAS, the Confirmation Hearing was held on June 8, 2010 at 1 p.m. (Eastern time) before the Honorable Kevin Gross, United States Bankruptcy Judge for the District of Delaware;
WHEREAS, the Court heard the statements of counsel in support of and in opposition to confirmation as reflected in the record made at the Confirmation Hearing;
WHEREAS, the Court has considered all evidence presented at the Confirmation Hearing;
WHEREAS, the Court made certain findings of fact and conclusions of law on the record at the Confirmation Hearing, which findings and conclusions shall be deemed to be incorporated herein in their entirety;
NOW, THEREFORE, the Court hereby enters the following Findings of Fact and Conclusions of Law with respect to confirmation of the Plan:2

2
These Findings and Conclusions constitute the Court's findings of fact and conclusions of law under Fed. R. Civ. P. 52, as made applicable herein by Bankruptcy Rules 7052 and 9014.  Any finding of fact shall constitute a finding of fact even if it is referred to as a conclusion of law, and any conclusion of law shall constitute a conclusion of law even if it is referred to as a finding of fact.

FINDINGS OF FACT AND CONCLUSIONS OF LAW

I.           FINDINGS AND CONCLUSIONS.
The findings and conclusions set forth herein and in the record of the Confirmation Hearing constitute the Court’s findings of fact and conclusions of law pursuant to Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014.  To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such.  To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

A.           JURISDICTION, VENUE, CORE PROCEEDING (28 U.S.C. §§ 157(B)(2), 1334(A)).  The Court has jurisdiction over the Debtors’ chapter 11 cases pursuant to 28 U.S.C. § 1334.  Confirmation of the Plan is a core proceeding pursuant to 28 U.S.C. § 157(b) and this Court has jurisdiction to enter a final order with respect thereto.  The Debtors are eligible debtors under section 109 of the Bankruptcy Code.  Venue is proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409.  The Debtors are proper plan proponents under section 1121(a) of the Bankruptcy Code.
B.           CHAPTER 11 PETITIONS.  On May 17, 2009 (the “Petition Date”), each Debtor commenced with this Court a voluntary case under chapter 11 of the Bankruptcy Code (the “Chapter 11 Cases”).  The Debtors are authorized to continue to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.  No trustee or examiner has been appointed pursuant to section 1104 of the Bankruptcy Code.  A statutory committee of unsecured creditors has been appointed pursuant to section 1102 of the Bankruptcy Code.  Further, in accordance with an order of this Court, the Debtors’ cases are being jointly administered pursuant to Bankruptcy Rule 1015(b).

C.           JUDICIAL NOTICE.  The Court takes judicial notice of the docket of the Chapter 11 Cases maintained by the Clerk of the Court, including all pleadings and other documents filed, all orders entered, and all evidence and arguments made, proffered, or adduced at the hearings held before the Court during the pendency of the Chapter 11 Cases.
D.           NOTICE OF CONFIRMATION HEARING.  Notice of the Confirmation Hearing and the relevant deadlines for submission of objections and Ballots, as prescribed by this Court in the Disclosure Statement Order, has been provided, as more fully reflected in the Affidavit of Service and the Publication Affidavits, and such notice is adequate and sufficient pursuant to section 1128 of the Bankruptcy Code, Bankruptcy Rules 2002(b) and 3020(b) and other applicable law and rules.
E.           TRANSMISSION OF BALLOTS.  Ballots were transmitted to holders of Claims in Classes eligible to vote on the Plan in accordance with the Disclosure Statement Order.
F.           GOOD FAITH FORMULATION AND SOLICITATION.  The Debtors, as well as all other parties that participated in the formulation of the Plan, acted in good faith and in compliance with the applicable provisions of the Bankruptcy Code, pursuant to section 1125(e) of the Bankruptcy Code and Bankruptcy Rules 3017 and 3018, with respect to the formulation of the Plan, the solicitation of acceptances with regard thereto and the other property to be distributed thereunder.  Pursuant to sections l125(e) and 1145(a) of the Bankruptcy Code, the transmittal of solicitation materials, the solicitation of acceptances of the Plan and the offering, issuance and distribution of consideration pursuant to the Plan are not, and will not be, governed by or subject to any otherwise applicable law, rule or regulation governing the solicitation of acceptance of a plan of reorganization or the offer, issuance or purchase of securities.

G.	COMPLIANCE WITH THE REQUIREMENTS OF SECTION 1129 OF THE BANKRUPTCY CODE.

1.	Section 1129(a)(1) – Compliance of the Plan with Applicable Provisions of the Bankruptcy Code.

The Plan complies with all applicable provisions of the Bankruptcy Code, as required by section 1129(a)(1) of the Bankruptcy Code, including sections 1122 and 1123 of the Bankruptcy Code.
a.	Sections 1122 and 1123(a)(1)-(4) – Classification and Treatment of Claims and Interests.

i.           In accordance with section 1122(a) of the Bankruptcy Code, Article III of the Plan classifies each Claim against and Equity Interest in the Debtors into a Class containing only substantially similar Claims or Equity Interests.  Further, the treatment of each Claim or Equity Interest within a Class is the same as the treatment of each other Claim or Equity Interest in such Class.
ii.           In accordance with section 1123(a)(1) of the Bankruptcy Code, Article III of the Plan properly classifies all Claims and Equity Interests that require classification.  Article III of the Plan segregates into separate classes Other Priority Claims (Class 1), Secured Tax Claims (Class 2), Other Secured Claims (Class 3), Prepetition Facility Claims (Class 4), Roll-Up Claims (Class 5), General Unsecured Claims (Class 6), Subordinated Claims (Class 7), PEH Equity Claims (Class 8) and Subsidiary Equity Interests (Class 9).3  The number of classes reflects the diverse characteristics of those Claims and Equity Interests, and the legal rights under the Bankruptcy Code of each of the holders of Claims or Equity Interests within a particular Class are substantially similar to other holders of Claims or Equity Interests within that Class.

3	In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims have not been classified.

iii.           In accordance with section 1123(a)(2) of the Bankruptcy Code, Article III of the Plan identifies and describes each Class of Claims or Equity Interests that is not impaired under the Plan.  Article III of the Plan indicates that Classes 1-3 and 9  are unimpaired.
iv.           In accordance with section 1123(a)(3) of the Bankruptcy Code, Article III of the Plan identifies and describes any Class of Claims or Equity Interests that is impaired under the Plan. Article III of the Plan indicates that Classes 4-8 are impaired.
v.           In accordance with section 1123(a)(4) of the Bankruptcy Code, the Plan provides the same treatment for each Claim or Equity Interest of a particular Class unless the holder of such a Claim or Equity Interest agrees to less favorable treatment.  (Plan Article IV.)
vi.          Due to their entitlement to priority status under section 507 of the Bankruptcy Code, Other Priority Claims have been separately classified in Class 1. (Plan Section 4.01).  Based on their secured status, Secured Tax Claims and Other Secured Claims have been separately classified in Classes 2 and 3. (Plan Sections 4.02 and 4.03).  Prepetition Facility Claims and Roll-Up Claims have been separately classified in Classes 4 and 5, respectively, due to the distinctive basis for such claims. (Plan Sections 4.04 and 4.05).  General Unsecured Claims and Subordinated Claims have been separately classified in Classes 6 and 7 due to the distinctive bases for such claims. (Plan Sections 4.06 and 4.07).  The two Classes of Equity Interests are segregated according to the differing nature of such interests and comprised of (i) the equity interests of debtor Pacific Ethanol Holding Co., LLC (“PEH”) (Class 8) and (ii) the subsidiary debtor equity interests held directly by PEH (Class 9).  (Plan Sections 4.08 and 4.09).

b.	Section 1123(a)(5) – Adequate Means for Implementation of the Plan.

In accordance with section 1123(a)(5) of the Bankruptcy Code, the Plan, including Article V of the Plan, provides adequate means for its implementation, including, inter alia: (i) the funding of the GUC Amount under Section 5.01 of the Plan; (ii) the appointment of the Plan Administrator under section 5.06 of the Plan; (iii) the consummation of the Reorganization Transaction as contemplated by Article VI of the Plan; (iv) the extinguishment of certain intercompany claims under Section 5.03 of the Plan; (v) the vesting of title to all of the Debtors’ bank accounts in the Reorganized Debtor under Section 5.04 of the Plan; and (vi) the cancellation of the existing Equity Interests in PEH and the issuance of new membership interests in Reorganized PEH, which will be transferred to New PE Holdco, pursuant to Section 5.05 of the Plan.
c.	Section 1123(a)(6) – Prohibition Against the Issuance of Nonvoting Equity Securities and Adequate Provisions for Voting Power of Classes of Securities.

The Operating Agreement of Reorganized PEH (filed as Exhibit C to the Plan Supplement), provides that Reorganized PEH shall be owned and managed by a single member.
d.	Section 1123(a)(7) – Selection of Directors and Officers in a Manner Consistent with the Interests of Creditors and Equity Security Holders and Public Policy.

In accordance with section 1123(a)(7) of the Bankruptcy Code, the provisions of the Plan and the Reorganized Debtors’ charters, bylaws or similar constituent documents regarding the manner of selection of officers and directors of the Reorganized Debtors are consistent with the interests of creditors and equity security holders and with public policy.   The Debtors have disclosed all necessary information regarding the Reorganized Debtors’ officers and directors in the Plan Supplement.  To the extent that section 1129(a)(5) is applicable to the selection of the Plan Administrator, the identity and the terms of retention of the Plan Administrator have been disclosed in the Plan and Plan Supplement.

e.	Section 1123(a)(8) – Payment of Earnings From Personal Services or Other Income of a Debtor As Necessary for the Execution of the Plan

Section 1123(a)(8) of the Bankruptcy Code is not applicable to the Debtors because the Debtors are not individuals.
f.	Section 1123(b)(1) – Impairment of Claims and Interests.

As permitted by section 1123(b)(1) of the Bankruptcy Code, Article IV of the Plan provides for the impairment of certain classes of Claims and Equity Interests, while leaving other Classes unimpaired.  The Plan thus modifies the rights of the holders of certain Claims and Equity Interests and leaves the rights of others unaffected.
g.	Section 1123(b)(2) – Assumption, Assumption and Assignment or Rejection of Executory Contracts and Unexpired Leases.

In accordance with section 1123(b)(2) of the Bankruptcy Code, Article IX and other provisions of the Plan provide for the assumption or rejection of the executory contracts and unexpired leases of the Debtors that have not been previously assumed or rejected pursuant to section 365 of the Bankruptcy Code and appropriate authorizing orders of the Court; provided, however, that the Debtors reserve the right, at any time prior to the Effective Date, to amend Schedule A to the Plan to:  (i) delete any executory contract or unexpired lease listed therein, thus providing for its rejection pursuant to Section 9.02 of the Plan; or (ii) add any executory contract or unexpired lease to Schedule A, thus providing for its assumption pursuant to Section 9.02 of the Plan.
h.	Section 1123(b)(3) – Retention, Enforcement and Settlement of Claims Held by the Debtors.

In accordance with section 1123(b)(3) of the Bankruptcy Code, Section 10.10 of the Plan provides for the retention and enforcement by the Reorganized Debtors of any rights and Causes of Action that the Debtors may hold against any Person or entity to the extent not released under the Plan or otherwise.  (Plan Section 10.10).

i.	Section 1123(b)(5) – Modification of the Rights of Holders of Claims.

Article IV of the Plan modifies or leaves unaffected, as the case may be, the rights of holders of each class of Claims and Equity Interests.  (Plan Article IV).
j.	Section 1123(b)(6) – Other Provisions Not Inconsistent with Applicable Provisions of the Bankruptcy Code.

In accordance with section 1123(b)(6) of the Bankruptcy Code, the Plan includes additional appropriate provisions that are not inconsistent with the applicable provisions of the Bankruptcy Code, including the provisions of: (i) Article VI of the Plan relative to the Reorganization Transaction; (ii) Article VII of the Plan governing voting and distributions on account of Allowed Claims; (iii) Article VIII of the Plan establishing procedures for resolving Disputed Claims and making distributions on account of such Disputed Claims once resolved; (iv) Article X of the Plan regarding the release of Claims and injunctions against certain actions; and, (v) Article XII of the Plan regarding retention of jurisdiction by the Court over certain matters after the Effective Date.
k.	Section 1123(d) – Cure of Defaults.

In accordance with section 1123(d) of the Bankruptcy Code, Section 9.04 of the Plan provides for the satisfaction of cure amount claims associated with each executory contract and unexpired lease to be assumed pursuant to the Plan in accordance with section 365(b)(1) of the Bankruptcy Code.

2.	Section 1129(a)(2) – Compliance with Applicable Provisions of the Bankruptcy Code.

The Debtors have complied with all applicable provisions of the Bankruptcy Code, as required by section 1129(a)(2) of the Bankruptcy Code, including section 1125 of the Bankruptcy Code and Bankruptcy Rules 3017 and 3018.  The Disclosure Statement and the procedures by which the Ballots for acceptance or rejection of the Plan were solicited and tabulated were fair, properly conducted and in accordance with sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018 and the Disclosure Statement Order.  Votes with respect to the Plan were solicited in good faith and in a manner consistent with the Bankruptcy Code, the Bankruptcy Rules and the Disclosure Statement Order, including the inclusion of the letter from the Creditors’ Committee recommending acceptance of the Plan in the solicitation packages.  The Debtors, the Reorganized Debtors, the Prepetition Lenders, the Postpetition Lenders and the Creditors’ Committee, as well as their respective members and each of their respective directors, officers, employees, agents, members and professionals, acting in such capacity, have acted in "good faith," within the meaning of section 1125(e) of the Bankruptcy Code.
3.	Section 1129(a)(3) – Proposal of the Plan in Good Faith.

The Debtors proposed the Plan in good faith and not by any means forbidden by law.  In determining that the Plan has been proposed in good faith, the Court has examined the totality of the circumstances surrounding the formulation of the Plan.  Based on the evidence presented at the Confirmation Hearing, the Court finds and concludes that the Plan has been proposed with the legitimate purpose of maximizing the returns available to creditors and other parties in interest.  The Plan itself and the arms’ length negotiations among the Debtors, the Prepetition Lenders, the Postpetition Lenders and the Creditors’ Committee, to the Plan’s formulation, as well as the overwhelming support of creditors for the Plan, provide independent evidence of the Debtors’ good faith in proposing the Plan.

4.	Section 1129(a)(4) – Court Approval of Certain Payments as Reasonable.

In accordance with section 1129(a)(4) of the Bankruptcy Code, no payment for services or costs and expenses in or in connection with these bankruptcy cases, or in connection with the Plan and incident to these bankruptcy cases, including Professional Compensation and Reimbursement Claims, has been or will be made by a Debtor other than payments that have been authorized by order of the Court.  Article II of the Plan provides for the payment of Administrative Expense Claims, including Professional Compensation and Reimbursement Claims, which are subject to the Court's approval and the standards of the Bankruptcy Code.  In connection with the foregoing, Article XII of the Plan provides that the Court will retain jurisdiction after the Effective Date to hear and determine all applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan for the periods ending on or before the Effective Date.
5.	Section 1129(a)(5) – Disclosure of Identity of Proposed Management, Compensation of Insiders and Consistency of Management Proposals with the Interests of Creditors and Public Policy.

In the Disclosure Statement, the Plan, and the Plan Supplement, the Debtors have disclosed all necessary information regarding the Debtors’ and Reorganized Debtors’ officers and directors and, for the officers of the Reorganized Debtors who may constitute insiders, the compensation paid or to be paid.  To the extent that section 1129(a)(5) is applicable to the selection of the Plan Administrator, the identity and the terms of retention of the Plan Administrator has been disclosed in the Plan Supplement.   The appointment of the Plan Administrator is consistent with the interests of creditors and equity security holders and with public policy.
6.	Section 1129(a)(6) – Approval of Rate Changes.

The Debtors’ current businesses do not involve the establishment of rates over which any regulatory commission has or will have jurisdiction after confirmation.

7.	Section 1129(a)(7) – Best Interests of Holders of Claims and Interests.

Each impaired creditor in Classes 4-8 that has not accepted the Plan will on account of such Claim, as demonstrated by the liquidation analyses included as Exhibit III to the Disclosure Statement, receive or retain property under the Plan having a value, as of the Effective Date, that is not less than the amount that such holder would so receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code.  The best interests test has further been satisfied as to Classes 4-8 and is inapplicable to Classes 1-3 and 9.
8.	Section 1129(a)(8) – Acceptance of the Plan by Each Impaired Class.

a.           Pursuant to section 1129(a)(8) of the Bankruptcy Code, all classes of Claims and Equity Interests other than Classes 7 and 8 have either accepted the Plan or are unimpaired.  Specifically, Classes 4, 5 and 6 the only classes entitled to vote on the Plan, overwhelmingly voted to accept the Plan.  (Voting Affidavit, Exhibit A)  Classes 1-3 and 9 are unimpaired under the Plan and, therefore, are deemed to have accepted the Plan.  (Plan Article III).  Holders of Claims in Classes 7 and 8 will not receive or retain any property under the Plan and are deemed to have rejected the Plan. Accordingly, section 1129(a)(8) of the Bankruptcy Code has been satisfied with respect to all Classes other than Classes 7 and 8.
b.           Nonetheless, as explained in Section I.A.17 of these Findings and Conclusions, the Plan satisfies the "cramdown" requirements of section 1129(b) of the Bankruptcy Code necessary to obtain Confirmation of the Plan, notwithstanding the deemed rejection by Classes 7 and 8.
9.	Section 1129(a)(9) – Treatment of Claims Entitled to Priority Pursuant to Section 507(a) of the Bankruptcy Code.

a.           The Plan also meets the requirements regarding the payment of Administrative Expense Claims, Other Priority Claims and Priority Tax Claims, as set forth in section 1129(a)(9) of the Bankruptcy Code.   Section 2.01 of the Plan provides that, subject to certain bar date provisions in the Plan and unless otherwise agreed by the holder of an Administrative Expense Claim and the applicable Debtor or the Plan Administrator, each holder of an Allowed Administrative Expense Claim shall receive, in full satisfaction of its Administrative Expense Claim, Cash equal to the allowed amount of such Administrative Expense Claim either (i) as soon as reasonably practicable after the Effective Date or (ii) if the Administrative Expense Claim is not Allowed as of the Effective Date, 30 days after the date on which such Administrative Expense Claim becomes an Allowed Administrative Expense Claim. (Plan Section 2.01).

b.           Pursuant to Section 2.01 of the Plan, Allowed Administrative Expense Claims based on liabilities incurred by a Debtor in the ordinary course of its business shall be paid by the Debtors and, after the Effective Date, the Plan Administrator, pursuant to the terms and conditions of the particular transaction giving rise to those Administrative Expense Claims, without further action by the holders of such Administrative Expense Claims or further approval by the Court.  Id.
c.           Section 2.03 of the Plan provides that each holder of an Allowed Priority Tax Claim shall receive, at the sole option of the Plan Administrator, in full satisfaction, settlement, and release of such Allowed Priority Tax Claim, (a) in accordance with Bankruptcy Code section 1129(a)(9)(C) and (D), equal Cash payments made on or before the last Business Day of every fiscal year after the Effective Date, over a period not exceeding five years after the assessment of the tax on which such Claim is based, totaling the principal amount of such Claim, plus interest on any outstanding balance of such Allowed Priority Tax Claim, calculated from the later of the Effective Date and the date the Priority Tax Claim is Allowed at a rate to be determined pursuant to section 511 of the Bankruptcy Code; (b) such other treatment agreed to by the Holder of such Allowed Priority Tax Claim, provided such treatment is no more favorable than the treatment set forth above, or (c) payment in full in Cash.

d.           Section 4.01(b) of the Plan provides that, except to the extent that a holder of an Allowed Other Priority Claim agrees to a less favorable treatment, each holder of an Allowed Other Priority Claim shall receive Cash in an amount equal to such Allowed Other Priority Claim as soon as is practicable following the later of the Effective Date and the date such Other Priority Claim becomes an Allowed Other Priority Claim.
10.	Section 1129(a)(10) – Acceptance By at Least One Impaired, Non-Insider Class.

As indicated in the Voting Affidavit and as reflected in the record of the Confirmation Hearing, Classes 4, 5 and 6 are impaired under the Plan and have voted to accept the Plan with respect to all Debtors under the Plan.  (Voting Affidavit, Exhibit A)  These results do not include the acceptance by any insider.
11.	Section 1129(a)(11) – Feasibility of the Plan.

The McGregor Declaration and the other evidence proffered or adduced at the Confirmation Hearing regarding feasibility (i) is persuasive and credible; (ii) has not been controverted by other evidence; and (iii) establishes that confirmation of the Plan is not likely to be followed by the liquidation, or the need for further reorganization, of the Reorganized Debtors.  Accordingly, the Plan satisfies section 1129(a)(11) of the Bankruptcy Code.
12.	Section 1129(a)(12) – Payment of Bankruptcy Fees.

Section 13.05 of the Plan provides that on or after the Effective Date, Administrative Expense Claims for fees payable pursuant to section 1930 of title 28 of the United States Code will be paid in Cash equal to the amount of such Administrative Expense Claim by the Plan Administrator.  All fees payable pursuant to 28 U.S.C. § 1930 after the Effective Date shall be paid by the Plan Administrator in accordance therewith until the earlier of the conversion or dismissal of the applicable Bankruptcy Case under section 1112 of the Bankruptcy Code, or the closing of the applicable Bankruptcy Case pursuant to section 350(a) of the Bankruptcy Code.

13.	Section 1129(a)(13) – Retiree Benefits.

Neither the Reorganized Debtors nor the Plan Administrator shall be obligated to pay retiree benefits (as defined in section 1114(a) of the Bankruptcy Code).
14.	Section 1129(a)(14) – Domestic Support Obligations.

The Debtors are not obligated to pay any domestic support obligations.  Accordingly, the requirements of section 1129(a)(14) of the Bankruptcy Code do not have to be met.
15.	Section 1129(a)(15) – Payment of Unsecured Claims In Case of Individual Debtor.

The Debtors are not individuals.  Accordingly, the requirements of section 1129(a)(15) of the Bankruptcy Code do not have to be met.
16.	Section 1129(a)(16) – Restrictions on Transfers of Property of Nonprofit Entities.

The Debtors are not a corporation or trust that is not a moneyed, business, or commercial corporation or trust.  Accordingly, the Plan complies with section 1129(a)(16) of the Bankruptcy Code.
17.	Section 1129(b) – Confirmation of the Plan Over the Nonacceptance of Impaired Classes.

a.           Pursuant to section 1129(b)(1) of the Bankruptcy Code, the Plan may be confirmed notwithstanding that Classes 7 and 8 are impaired and deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  The Plan satisfies the "fair and equitable" requirement of section 1129(b)(2)(B) with respect to Classes 7 and 8 because the only class junior to Classes 7 and 8, Class 9, has not been provided property of any value under the Plan.  Pursuant to section 5.05 of the Plan, Class 9 Equity Interests shall survive and remain in full force and effect on and after the Effective Date solely for the purpose of preserving the corporate structure of the Subsidiary Debtors solely for the benefit of the Prepetition Facility Claims, such that as of the Effective Date, Reorganized PEH shall be the owner of all of the membership interests of the Reorganized Subsidiaries.

b.           The Plan does not unfairly discriminate against the holders of Claims and Equity Interests in Classes 7 and 8 because (i) Subordinated Claims in Class 7 are subordinated to other unsecured claims under applicable law, and as a result, Class 7 Claims are properly placed in a separate class and there is no discrimination with respect to Class 7 as a result of that class receiving no consideration under the Plan; and (ii) holders of Class 8 PEH Equity Interests are not receiving worse treatment under the Plan than holders of Class 9 Subsidiary Equity Interests even though the Subsidiary Equity Interests are not being cancelled under the Plan.
c.           Accordingly, the requirements of section 1129(b) are satisfied with respect to Class 5 under the Plan.
18.	Section 1129(d) – Purpose of Plan.

The principal purpose of the Plan is not avoidance of taxes or avoidance of the requirements of Section 5 of the Securities Act of 1933, and there has been no filing by any governmental unit asserting such avoidance.
19.	Section 1141(d)(3) – Post-Plan Consummation Engagement in Business.

Because the Debtors will engage in business following consummation of the Plan, section 1141(d)(3) is not applicable.

H.           BURDEN OF PROOF.

The Debtors have met their burden of proving the elements of sections 1129(a) and (b) of the Bankruptcy Code, by a preponderance of evidence, which is the applicable evidentiary standard in the Court.  The Court also finds that the Debtors have satisfied the elements of section 1129(a) and (b) of the Bankruptcy Code under the clear and convincing standard of proof.

I.           SATISFACTION OF CONDITIONS PRECEDENT TO CONFIRMATION.

The conditions precedent to the Effective Date of the Plan have been, or are reasonably likely to be, satisfied.

J.           IMPLEMENTATION/NEGOTIATION IN GOOD FAITH.
All documents necessary to implement the Plan, including those contained in the Plan Supplement, and all other relevant and necessary documents have been negotiated in good faith and at arms’ length and shall, upon completion of documentation and execution be valid, binding, and enforceable agreements and not be in conflict with any federal or state law.  The Plan Supplement Documents are necessary and appropriate to implement the Plan.
K.	COMPREHENSIVE SETTLEMENT OF CLAIMS AND CONTROVERSIES.

Based upon the representations and arguments of counsel for the Debtors and all other testimony either actually given, proffered or otherwise adduced at or in connection with the Confirmation Hearing and the full record of these bankruptcy cases, the findings and conclusions of which are hereby incorporated by reference as if fully set forth herein, the Court finds that, pursuant to section 1123(b) of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided under the Plan, the provisions of the Plan, including the releases, exculpations and injunctions, set forth in Section 10.05 have been provided in exchange for good consideration and substantial and critical contributions to the Debtors’ reorganization, are in the best interests of the estates, are fair and equitable and constitute a good faith compromise and settlement of all claims or controversies relating to the rights that a holder of a Claim or Equity Interest may have with respect to any Claim or Equity Interest or any distribution to be made pursuant to the Plan on account of any Allowed Claim or Equity Interest.  The releases set forth in section 10.05 are integral elements of the restructuring and resolution of these cases in accordance with the Plan.  All holders of Claims and Equity Interests received adequate notice of the release, exculpation and injunction provisions described in the Plan and had sufficient opportunity to object to such provisions.

L.           INJUNCTION, EXCULPATION, AND RELEASE.  The Court has jurisdiction under sections 1334(a) and (b) of title 28 of the United States Code to approve the exculpation, injunctions and stays, injunction against interference with the Plan, and releases set forth in Sections 10.5, 10.6, 10.7 and 10.8 of the Plan, respectively.  Section 105(a) of the Bankruptcy Code permits issuance of the injunctions and approval of the releases set forth in Section 10.5 of the Plan if, as has been established here based upon the record in these Chapter 11 Cases and the evidence presented at the Confirmation Hearing, such provisions (i) were integral to the agreement among the various parties in interest and are essential to the formulation and implementation of the Plan, as provided in section 1123 of the Bankruptcy Code, (ii) confer substantial benefits on the Debtors’ Estates, (iii) are fair, equitable and reasonable, and (iv) are in the best interests of the Debtors, their Estates, and parties in interest.  Pursuant to section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019(a), the releases, exculpation, and injunctions set forth in the Plan and implemented by this Order are fair, equitable, reasonable, and in the best interests of the Debtors, the Reorganized Debtors and their Estates, creditors and equity holders.  The releases of non-Debtors under the Plan are fair to holders of Claims and are necessary to the proposed Reorganization Transaction, thereby satisfying the requirements of In re Continental Airlines, Inc., 203 F.3d 203, 214 (3d Cir. 2000).  Such releases are given in exchange for and are supported by fair, sufficient, and adequate consideration provided by each and all of the parties providing such releases.  The record of the Confirmation Hearing and these Chapter 11 Cases is sufficient to support the releases, exculpation, and injunctions provided for in Sections 10.5, 10.6, 10.7 and 10.8 of the Plan.  Accordingly, based upon the record of these Chapter 11 Cases, the representations of the parties, and/or the evidence proffered, adduced, and/or presented at the Confirmation Hearing, this Court finds that the injunctions, exculpation, and releases set forth in Article 10 of the Plan are consistent with the Bankruptcy Code and applicable law.  The failure to implement the injunctions, exculpation and releases would seriously impair the Debtors’ ability to confirm the Plan.

M.	CONSOLIDATION OF THE ESTATES.

There are no pending objections to the consolidation of the Debtors’ estates pursuant to Section 10.11 of the Plan for the purpose of implementing the Plan.  In the absence of any creditor objection to the consolidation, and in light of the overwhelming creditor support for the Plan, the consolidation of the Debtors’ estates is consensual.  For the foregoing reasons, the consolidation provided for in the Plan is in the best interests of the Debtors’ estates and creditors.
N.           EXIT FINANCING.  Upon diligent inquiry, the Debtors have determined that the Exit Facility Credit Agreement and related Plan Supplement Documents (collectively, the “Exit Financing”) are the best financing alternatives available to the Debtors.  The Exit Financing has been negotiated in good faith and at arms’ length and each party thereto may rely upon the provisions of this Order in closing the Exit Financing.  The availability of Exit Financing is necessary to the consummation of the Plan and the operation of the Reorganized Debtors, and constitutes reasonably equivalent value and fair consideration.  The material documentation for the Exit Financing is set forth in the Plan Supplement, and the terms of the Exit Financing reflect the Debtors’ exercise of prudent business judgment consistent with their fiduciary duties and are in the best interests of the Debtors’ Estates and their creditors.

O.	SATISFACTION OF CONDITIONS TO CONFIRMATION.

Article XI of the Plan contains conditions precedent to confirmation that must be satisfied or duly waived pursuant to Section 11.03 of the Plan.  Pursuant to these Findings and Conclusions and the Confirmation Order, the conditions precedent set forth in Section 11.01 of the Plan have been satisfied or duly waived.
P.           RETENTION OF JURISDICTION.

This Court properly may retain jurisdiction over the matters set forth in Article XII of the Plan.
Q.	EXEMPTIONS FROM TAXATION.

Pursuant to section 1146(a) of the Bankruptcy Code, the following may not be taxed under any law imposing a stamp tax or similar tax:  (1) any Reorganization Transaction; or (2) the making or delivery of any deed or other instrument of transfer under, in furtherance of or in connection with the Plan, including any merger agreements or agreements of consolidation, disposition, liquidation or dissolution executed in connection with any transaction pursuant to the Plan.

ORDER

ACCORDINGLY, IT IS HEREBY ORDERED, ADJUDGED AND DECREED AS FOLLOWS:

II.	GENERAL PROVISIONS REGARDING CONFIRMATION OF THE PLAN AND APPROVAL OF PLAN-RELATED DOCUMENTS.

A.	FINDINGS AND CONCLUSIONS.

The above-referenced findings of fact and conclusions of law are hereby incorporated by reference as though fully set forth herein and shall constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable herein by Bankruptcy Rule 9014.  To the extent that any finding of fact shall be determined to be a conclusion of law, it shall be deemed so, and vice versa.
B.	CONFIRMATION OF THE PLAN.

The Plan and each of its provisions (whether or not specifically approved herein) and all exhibits thereto are CONFIRMED in each and every respect, pursuant to section 1129 of the Bankruptcy Code; provided, however, that if there is any direct conflict between the terms of the Plan or any exhibit thereto and the terms of this Confirmation Order, the terms of this Confirmation Order shall control.  The record of the Confirmation Hearing is closed.
C.	CONDITIONS TO CONFIRMATION AND CONSUMMATION OF THE PLAN.

Nothing in this Confirmation Order or in the Findings and Conclusions shall in any way affect the provisions of Article XI of the Plan, which includes provisions regarding (1) the conditions precedent to Confirmation of the Plan and to the Effective Date of the Plan, (2) the waiver of any such conditions, and (3) the effect that the nonoccurrence of such conditions may have with regard to the Plan and this Confirmation Order.  Upon the satisfaction or waiver of the conditions contained in Section 11.01 of the Plan and the occurrence of the Effective Date, substantial consummation of the Plan, within the meaning of section 1127 of the Bankruptcy Code, is deemed to occur.

D.	EFFECTS OF CONFIRMATION.

Subject to Section I.C of this Confirmation Order, notwithstanding any otherwise applicable law, immediately upon the entry of this Confirmation Order, the terms of the Plan and this Confirmation Order shall be binding upon all entities, including the Debtors, the Reorganized Debtors, any and all holders of Claims, demands or interests (irrespective of whether such Claims or interests are impaired under the Plan or whether the holders of such Claims or Equity Interests accepted, rejected or are deemed to have accepted or rejected the Plan), any and all nondebtor parties to executory contracts and unexpired leases with any of the Debtors and any and all entities who are parties to or are subject to the settlements, compromises, releases, waivers, discharges and injunctions described herein and in the Findings and Conclusions and the respective heirs, executors, administrators, trustees, affiliates, officers, directors, agents, representatives, attorneys, beneficiaries, guardians, successors or assigns, if any, of any of the foregoing.
E.	APPROVAL, MODIFICATION AND EXECUTION OF PLAN-RELATED DOCUMENTS.

1.           The Plan and all exhibits thereto, including each of the Plan Supplement Documents, substantially in the form as they exist at the time of the entry of this Confirmation Order are approved in all respects.
2.           All relevant parties, including the Debtors, the Reorganized Debtors and the Plan Administrator, shall be authorized, without further action, notice or order of the Court, to execute the applicable Plan-related documents, including any and all documents filed in the Plan Supplement, and make modifications to such documents in accordance with the Plan's terms and the terms of the Plan-related documents, if applicable, between the time of entry of this Confirmation Order and the Effective Date of the Plan.

3.           The Debtors are hereby authorized to amend or modify the Plan at any time prior to the substantial consummation of the Plan, but only in accordance with section 1127 of the Bankruptcy Code and Section 13.10 of the Plan.  In addition, without the need for a further order or authorization of the Court or further notice to any entities, but subject to the express provisions of this Confirmation Order and Section 13.10 of the Plan, the Debtors shall be authorized and empowered to make modifications to the documents filed with the Court, including exhibits to the Plan or documents forming part of the evidentiary record at the Confirmation Hearing, consistent with the terms of such documents in their reasonable business judgment as may be necessary.  The Debtors and Reorganized Debtors may amend any of the documents in the Plan Supplement as and to the extent provided in Section 13.09 of the Plan.
III.	CLAIMS BAR DATES AND OTHER CLAIMS MATTERS.

A.	GENERAL BAR DATE PROVISIONS FOR ADMINISTRATIVE EXPENSE CLAIMS.

1.           Except as set forth in Section 2.01 of the Plan, and except to the extent that a holder of an Allowed Administrative Expense Claim agrees to a less favorable treatment, each holder of an Allowed Administrative Expense Claim shall, to the extent such Allowed Administrative Expense Claim has not been paid by the Debtors in the ordinary course of their business, receive Cash in an amount equal to such Allowed Administrative Expense Claim as soon as is practicable following the later of the Effective Date and the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, subject to and in accordance with the Plan Administration Budget (attached hereto as Exhibit B)4; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors shall be paid in full and performed by the Debtors in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to such transactions.  The holder of an Allowed Administrative Expense Claim shall not be entitled to, and shall not be paid, any interest, penalty, or premium thereon, and any interest, penalty, or premium asserted with respect to an Administrative Expense Claim shall be deemed disallowed and expunged without the need for any further Order of the Bankruptcy Court.

4 Distributions to be made by the Plan Administrator pursuant to the terms of the Plan shall be subject to and in accordance with the Plan Administration Budget, which budget includes, inter alia, the payment of the Allowed General Unsecured Claims, Allowed Administrative Expense Claims, and Professional Compensation and Reimbursement Claims.

2.           Notwithstanding anything in the Plan or the Bar Date Order to the contrary, requests for payment of Administrative Expense Claims (other than requests for payment of Professional Compensation and Reimbursement Claims) accrued on or after the September 1, 2009 must be filed on or before the Second Bar Date and that the Plan Administrator shall have no obligation to recognize or make any payment upon any such Claim filed after the Second Bar Bate.
B.	BAR DATE FOR PROFESSIONAL FEE CLAIMS.

Professionals or other entities asserting a Professional Compensation and Reimbursement Claim for services rendered before the Effective Date must, unless previously filed, file and serve on the entities who are designated by the Bankruptcy Rules, the Confirmation Order or other order of the Court, an application for final allowance of such Professional Compensation and Reimbursement Claim no later than 90 days after the Effective Date.  Objections to any Professional Compensation and Reimbursement Claim must be filed and served on the Plan Administrator and the requesting party by the later of (1) 50 days after the Effective Date or (2) 20 days after the filing of the applicable request for payment of the Professional Compensation and Reimbursement Claim.

C.	BAR DATE FOR REJECTION DAMAGES CLAIMS.

Notwithstanding anything in the Bar Date Order to the contrary, if the rejection of an executory contract or unexpired lease pursuant to the Plan gives rise to a Claim by the other party or parties to such contract or lease, such Rejection Claim will be forever barred and will not be enforceable against the Debtors’ estates unless a proof of Claim is filed and served on the Plan Administrator, pursuant to the procedures specified in this Confirmation Order or another order of the Court, no later than thirty (30) days after the later of (i) notice of entry of an order approving the rejection of such executory contract or unexpired lease, (ii) notice of entry of the Confirmation Order, and (iii) notice of an amendment to Schedule A, pursuant to Section 9.05 of the Plan.
D.	ENFORCEMENT OF BAR DATE ORDER.

In accordance with the Bar Date Order and section 502(b)(9) of the Bankruptcy Code, any entity that failed to file a proof of Claim by the applicable Bar Date or was not otherwise permitted to file a proof of Claim after the applicable Bar Date by a Final Order of the Court is and shall be barred, estopped and enjoined from asserting any Claim against the Debtors (i) in an amount that exceeds the amount, if any, that is identified in the Schedules on behalf of such entity as undisputed, noncontingent and liquidated; or (ii) of a different nature or a different classification than any Claim identified in the Schedules on behalf of such entity.  All Claims filed after the applicable Bar Date and for which no Final Order has been entered by the Court determining that such Claims were timely filed shall be disallowed and expunged.  Any distribution on account of such Claims shall be limited to the amount, if any, listed in the applicable Schedules as undisputed, noncontingent and liquidated.

IV.	MATTERS RELATING TO IMPLEMENTATION OF THE PLAN.

A.	ACTIONS IN FURTHERANCE OF THE PLAN.

1.           Pursuant to section 1142 of the Bankruptcy Code and the business corporation law of any state (collectively, the “Reorganization Effectuation Statutes”), without further action by the Court or, as applicable, the stockholders, members, managers of any Debtor or Reorganized Debtor, the Debtors, the Reorganized Debtors, the Plan Administrator and the directors and officers and of the appropriate Debtor or Reorganized Debtor (collectively, the “Responsible Officers”), are authorized to: (a) take any and all actions necessary or appropriate to implement, effectuate and consummate the Plan, this Confirmation Order or the transactions contemplated thereby or hereby, including those transactions identified in Article VI of the Plan; and (b) execute and deliver, adopt or amend, as the case may be, any contracts, instruments, releases, agreements and documents necessary to implement, effectuate and consummate the Plan (collectively, the “Plan-Related Documents”), including those contracts, instruments, releases, agreements and documents identified in Article VI of the Plan.  In furtherance, and not in limitation, of the foregoing, interest on the Roll-Up Claims to be converted into Exit Facility Term A-2 Loans shall be calculated in accordance with Section 6.01(c)(ii) of the Plan at the pre-petition non-default rate which, in turn, shall be calculated, for purposes of the Plan, at an interest rate equal to the Base Rate (as defined in the Prepetition Credit Agreement) plus 2.8% (representing a “blended” rate based on the interest rates applicable to the Prepetition Term Loans (as defined in the Postpetition Credit Agreement)).
2.           To the extent that, under applicable non-bankruptcy law, any of the foregoing actions would otherwise require the consent or approval of the stockholders or directors of any of the Debtors or Reorganized Debtors, this Confirmation Order shall, pursuant to section 1142 of the Bankruptcy Code and the Reorganization Effectuation Statutes, constitute such consent or approval, and such actions are deemed to have been taken by unanimous action of the directors and stockholders of the appropriate Debtor or Reorganized Debtor.

3.           The approvals and authorizations specifically set forth in this Confirmation Order are nonexclusive and are not intended to limit the authority of any Debtor or Reorganized Debtor or any officer thereof to take any and all actions necessary or appropriate to implement, effectuate and consummate the Plan, this Confirmation Order or the transactions contemplated thereby or hereby.  In addition to the authority to execute and deliver, adopt or amend, as the case may be, the contracts, instruments, releases and other agreements specifically granted in this Confirmation Order, each of the Debtors and the Reorganized Debtors is authorized and empowered, without further action in the Court or its directors, managers, trustees, members or stockholders, to take any and all such actions as any of its Responsible Officers may determine are necessary or appropriate to implement, effectuate and consummate the Plan, this Confirmation Order or the transactions contemplated thereby or hereby.
B.	PLAN ADMINISTRATOR.

1.           The Plan Administrator shall be authorized and obligated to implement the Plan on and after the Effective Date.  The Plan Administrator shall be acting for the benefit of the Debtors or the Reorganized Debtors, as applicable, and the duties, rights and obligations of the Plan Administrator may be modified at any time by the Reorganized Debtors.  The Plan Administrator shall be the representative of the estates of each of the Debtors pursuant to section 1123(b)(3)(B) of the Bankruptcy Code.
2.           Pursuant to section 1142 of the Bankruptcy Code, the Plan Administrator shall be authorized and empowered to take any and all such actions as necessary or appropriate to implement, effectuate and consummate the Plan, this Confirmation Order or the transactions contemplated thereby or hereby, including those releases, agreements, documents and transactions identified in Articles V and VI and X of the Plan

C.	FUNDING OF THE PLAN ADMINISTRATION ACCOUNT.

The Plan Administrator shall perform its duties within the parameters of the Plan Administration Budget, including without limitation using the Cash in the Plan Administration Account consistent therewith and with the terms and obligations of the Plan and the Plan Administration Budget, in each case in order to carry out its duties under the Plan.
D.	EXPENSES FOR PROFESSIONALS OF THE DISTRIBUTION TRUST.

The Plan Administrator may employ, without further order of the Court, professionals (including Professionals previously retained by the Debtors) to assist in carrying out its duties hereunder and may compensate and reimburse the expenses of these professionals without further order of the Court from the Plan Administration Cash Account, subject to and in accordance with the Plan and the Plan Administration Budget.
E.	REVESTING OF ASSETS.

Upon the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all property of the estates of the Debtors that is not transferred pursuant to the Plan shall vest in the Reorganized Debtors free and clear of all Claims, Liens, encumbrances, charges, and other interests, except as provided in the Plan.  From and after the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code, except as provided herein.

F.	PRESERVATION OF RIGHTS OF ACTION, SETTLEMENT OF CLAIMS AND RELEASES.

1.           Except, and solely to the extent, provided for in Section 10.09 of the Plan, nothing contained in the Plan or this Confirmation Order shall be deemed to be a waiver or the relinquishment of any rights or Causes of Action that the Reorganized Debtors may have or choose to assert on behalf of the estates under any provision of the Bankruptcy Code or any applicable nonbankruptcy law, including, without limitation, (i) any and all Claims against any Person, to the extent such Person asserts a crossclaim, counterclaim, and/or Claim for setoff which seeks affirmative relief against the Reorganized Debtors, their officers, directors, or representatives, or (ii) the turnover of any property of the Estates; provided, however, that the Reorganized Debtors shall not retain the right to prosecute any Causes of Action against any Person released pursuant to Section 10.05 of the Plan.
2.           Nothing contained in the Plan or this Confirmation Order shall be deemed to be a waiver or relinquishment of any Claim, Cause of Action, right of setoff, or other legal or equitable defense which the Debtors had immediately prior to the Petition Date, against or with respect to any Claim left unimpaired by the Plan.  The Reorganized Debtors shall have, retain, reserve, and be entitled to assert all such Claims, Causes of Action, rights of setoff, and other legal or equitable defenses which the Debtors had immediately prior to the Petition Date fully as if the Chapter 11 Cases had not been commenced.  All of the Debtors’ legal and equitable rights respecting any Claim left unimpaired by the Plan are and shall be specifically and unequivocally preserved for the benefit of the Reorganized Debtors and may be asserted by the Reorganized Debtors on and after the Effective Date to the same extent as if the Chapter 11 Cases had not been commenced.

G.	RELEASE OF LIENS.

Except as otherwise provided in the Plan, Plan Supplement Documents, this Confirmation Order or in any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, on the Effective Date and consistent with the treatment provided for Claims and Equity Interests in Article IV of the Plan, all Liens on, in or against the Debtors’ assets shall be fully released and discharged, and all of the right, title and interest of any holder of such Liens, including any rights to any Collateral thereunder, shall revert to the Reorganized Debtors and their successors and assigns.
H.	DISCHARGE OF CLAIMS.

1.           Except as otherwise provided in the Plan or in the Confirmation Order, the rights afforded in the Plan and the payments and distributions to be made hereunder will discharge all existing debts and Claims against the Debtors of any kind, nature or description whatsoever against or in the Debtors or any of their assets or properties to the fullest extent permitted by section 1141 of the Bankruptcy Code.  Except as provided in the Plan, on the Effective Date, all existing Claims against the Debtors are, and are deemed to be, discharged and terminated, and all holders of Claims are precluded and enjoined from asserting against the Reorganized Debtors or any of their assets or properties and the Plan Administrator any other or further Claim based upon any act or omission, transaction or other activity of any kind or nature that occurred on or prior to the Effective Date, whether or not such holder has filed a proof of Claim.
2.          As of the Effective Date, and in consideration of the distributions to be made under the Plan, except as otherwise expressly provided in the Plan, each holder (as well as any trustees and agents on behalf of each holder) of a Claim against the Debtors and any affiliate of such holder are deemed to have forever waived, released and discharged the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Equity Interests, rights, and liabilities that arose prior to the Effective Date.  As of the Effective Date, all such persons are precluded and enjoined, pursuant to section 524 of the Bankruptcy code from asserting against the Debtors and the Plan Administrator or any of their respective assets or properties any such discharged Claim, except as provided for in the Plan.

I.	EXEMPTIONS FROM TAXATION.

Pursuant to section 1146(a) of the Bankruptcy Code, the following will not be subject to any stamp tax, real estate transfer tax, sales and use tax or similar tax:  (i) any Reorganization Transaction; or (ii) the making or delivery of any deed or other instrument of transfer under, in furtherance of or in connection with the Plan, including any merger agreements or agreements of consolidation, disposition, liquidation or dissolution executed in connection with any transaction pursuant to the Plan.
V.	RECORD DATE

Except as otherwise provided in a Final Order of the Court, the transferees of any Claims that are transferred pursuant to Bankruptcy Rule 3001 on or prior to the Record Date will be treated as the holders of such Claims for all purposes, notwithstanding that any period provided by Bankruptcy Rule 3001 for objecting to such transfer has not expired by the Record Date.  The Plan Administrator will have no obligation to recognize the transfer or sale of any Claim that occurs after the Record Date and will be entitled for all purposes herein to recognize and make distributions only to those holders who are holders of such Claims as of the close of business on the Record Date.
VI.	CONSOLIDATION OF THE ESTATES

A.           The consolidation of the estates is approved to the limited extent set forth herein and in Section 10.11 of the Plan, including for purposes of voting, Confirmation and distributions to be made under the Plan.  Specifically, (1) all assets and liabilities of the Debtors shall be deemed merged; (2) all guarantees by one Debtor of the obligations of any other Debtor shall be deemed eliminated so that any Claim against any Debtor and any guarantee thereof executed by any other Debtor and any joint or several liability of any of the Debtors shall be deemed to be one obligation of the Debtors; and (3) each and every Claim filed or to be filed in the chapter 11 case of any of the Debtors shall be deemed filed against all of the Debtors and shall be deemed one Claim against all of the Debtors.

B.           Such consolidation (other than for the purpose of implementing the Plan) shall not affect: (1) the legal and organizational structures of the Debtors; or (2) distributions from any insurance policies or proceeds of such policies.  In addition, such consolidation shall not constitute a waiver of the mutuality requirement for setoff under section 553 of the Bankruptcy Code.  If any party in interest challenges the proposed limited substantive consolidation, the Debtors reserve the right to establish at the Confirmation Hearing the ability to confirm the Plan on an entity-by entity basis.
VII.	RELEASES AND EXCULPATION PROVISIONS.

A.	RELEASE OF CLAIMS

1.	Releases by Debtors and the Creditors’ Committee.

Except for the right to enforce the Plan, each Debtor and Reorganized Debtor, the Creditors’ Committee, and each of their respective present and former directors, officers, employees, managers, partners, members and Advisors, shall be deemed, effective upon the occurrence of the Effective Date, to forever release, waive and discharge each of the Released Parties of and from any and all claims, obligations, suits, judgments, damages, debts, rights, causes of action and liabilities whatsoever in connection with or related to the Debtors, the Reorganized Debtors, the Chapter 11 Cases, or the Plan, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, that are based in whole or in part on any act, omission, transaction, event, or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Reorganized Debtors, the Chapter 11 Cases, or the Plan; provided, however, that the foregoing shall not operate as a waiver or release from any causes of action arising out of the willful misconduct or gross negligence of any such Person as determined by a final order entered by a court of competent jurisdiction.

2.	Releases by Holders of Claims.

Except for the right to enforce the Plan, each Person who voted to accept the Plan, or who, directly or indirectly, is entitled to receive a distribution under the Plan, including Persons entitled to receive a distribution via an attorney, agent, trustee or securities intermediary, shall be deemed, effective upon the occurrence of the Effective Date, to forever release, waive and discharge each of the Released Parties of and from any and all claims, obligations, suits, judgments, damages, debts, rights, causes of action and liabilities whatsoever in connection with or related to the Debtors, the Reorganized Debtors, the Chapter 11 Cases, or the Plan, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, that are based in whole or in part on any act, omission, transaction, event, or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Reorganized Debtors, the Chapter 11 Cases, or the Plan; provided, however, that the foregoing shall not operate as a waiver or release from any causes of action arising out of the willful misconduct or gross negligence of any such Person as determined by a final order entered by a court of competent jurisdiction.

3.	Mutual Releases of Debtors and non-Debtor Affiliates.

As of the Effective Date, (i) the Debtors, on behalf of themselves and the Estates, on the one hand, and (ii) each non-Debtor Affiliate of any Debtor, on the other, and each of their respective successors, assigns and any and all Persons who may purport to claim by, through, for or because of them (other than as set forth in Section 10.05(d)(D) of the Plan), shall be deemed to forever release, waive and discharge all Claims and Causes of Action arising prior to the Effective Date that such Person has, had or may have against the other, including, without limitation, the PEI Claim; provided, however, that the releases provided herein shall have no effect on:  (A) the liability of any Person that would otherwise result from the failure of such Person to perform or pay any obligation or liability under the Plan or any contract, instrument, release or other agreement or document to be entered into or delivered in connection with the Plan; (B) the liability of a Person that would otherwise result from any such act, omission or occurrence to the extent that such act, omission or occurrence is determined in a Final Order to have constituted gross negligence or willful misconduct; (C) Administrative Expense Claims of non-Debtor Affiliates of the Debtors accrued subsequent to the Petition Date, which shall not be so extinguished and shall be payable as and to the extent provided for in the DIP Orders and the Plan; or (D) the liability of PEI to the Reorganized Debtors under Section 2.01(b) of the Sponsor Support Agreement, the cost of which currently is estimated at approximately $200,000.
4.	Mutual Releases of Lenders and non-Debtor Affiliates.

As of the Effective Date, (i) the Secured Lenders, the Exit Facility Lenders and the Accounts Banks on the one hand, and (ii) each non-Debtor Affiliate of any Debtor, on the other, and each of their respective successors, assigns and any and all Persons who may purport to claim by, through, for or because of them, shall be deemed to forever release, waive and discharge all Claims and Causes of Action arising prior to the Effective Date that such Person has, had or may have against each other in connection with or related to the Debtors or the Chapter 11 Cases, provided, however, that the releases provided in this paragraph shall have no effect on:  (A) the liability of any Person that would otherwise result from the failure of such Person to perform or pay any obligation or liability under the Plan or any contract, instrument, release or other agreement or document to be assumed, entered into or delivered in connection with the Plan; (B) the liability of any Person that would otherwise result from any such act, omission or occurrence to the text that such act, omission or occurrence is determined in a Final Order to have constituted gross negligence or willful misconduct; (C) the liability of PEI to the Reorganized Debtors under Section 2.01(b) of the Sponsor Support Agreement, the cost of which currently is estimated at approximately $200,000; or (D) any claims of the Debtors against non-Debtor Affiliates that are not released pursuant to Section 10.05(c) to the extent such claims can be, and are, asserted by any Secured Lender and/or Exit Facility Lender on behalf of the Debtors or otherwise.

B.	EXCULPATION PROVISIONS.

From and after the Effective Date, none of the Released Parties, the Reorganized Debtors, the Plan Administrator, the Disbursing Agent, the Creditors’ Committee, or their respective present or former subsidiaries, affiliates, agents, directors, officers, employees, members, shareholders, managers, agents, attorneys, other advisors and representatives, and each of the successors and assigns of each of the foregoing shall have or incur any liability to any holder of a Claim or equity interest for any act or omission in connection with, related to, arising out of or in preparation for filing, the Debtors’ Chapter 11 Cases, the preparation or negotiation of the Disclosure Statement and Plan, the solicitation of votes in connection with the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct or gross negligence; provided, however, that nothing herein or in the Plan shall limit the liability of the professionals of the foregoing exculpated parties to their respective clients pursuant to DR 6-102 of the Code of Professional Responsibility.

VIII.	INJUNCTIONS.

A.           This order shall permanently enjoin the commencement or prosecution by any Person, whether directly, derivatively or otherwise, of any Claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities released pursuant to Section 10.05 of the Plan.
B.           Except as otherwise provided in the Plan or an order of the Court, on and after the Confirmation Date, all Persons who have held, hold or may hold Claims against or Equity Interests in the Debtors or their estates are, with respect to any such Claims or Equity Interests, permanently enjoined from and after the Confirmation Date from: (a) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against or affecting the Debtors, their estates, the Reorganized Debtors, the Released Parties, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Persons (collectively, the “Injunction Parties”), or against any property of the Injunction Parties; (b) enforcing, levying, attaching (including, without limitation, any pre-judgment attachment), collecting or otherwise recovering by any manner or means whether directly or indirectly, of any judgment, award, decree or order against the Injunction Parties or against any property of the Injunction Parties; (c) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Injunction Parties or against any property of the Injunction Parties; (d) asserting any right of setoff, subrogation, or recoupment of any kind, directly or indirectly, against any obligation due the Injunction Parties; and (e) taking any actions in any place and in any manner whatsoever that do not conform to or comply with the provisions of the Plan.

IX.           EXIT FINANCING.
A.	APPROVAL OF EXIT FACILITY LOANS

1.           The Reorganized Debtors are hereby authorized, empowered, and directed to execute and deliver the Exit Financing documents, including the Exit Facility Credit Agreement, and consummate any and all of the transactions contemplated thereunder without the need for any further action of this Court or any Person.  Upon the execution and delivery of the Exit Facility documents, each of them shall be valid, duly authorized, and enforceable according to their terms.  The terms and conditions of the Exit Facility Loans are hereby approved and the Reorganized Debtors are authorized to comply with and perform all of the terms and conditions contained therein.
B.	AUTOMATIC EFFECTIVENESS OF LIENS.

1.           This Confirmation Order shall be sufficient and conclusive evidence of the validity, perfection, and priority of the any and all liens related to the Exit Financing (the “Exit Financing Liens”), without the necessity of filing or recording any financing statement or other instrument or document which may otherwise be required under the law or regulation of any jurisdiction or the taking of any other action (including, for the avoidance of doubt, entering into any deposit account control agreement) to validate or perfect (in accordance with applicable non-bankruptcy law) the Exit Financing Liens, or to entitle the Exit Facility Agent and the Exit Facility Lenders to the priorities granted herein.  Notwithstanding the foregoing, the Exit Facility Agent is authorized to file, as it in its sole discretion deems necessary, such financing statements, mortgages, notices of liens and other similar documents to perfect in accordance with applicable non-bankruptcy law or to otherwise evidence the Exit Facility Liens and all such financing statements, mortgages, notices and other documents shall be deemed to have been filed or recorded as of the Effective Date; provided, however, that no such filing or recordation shall be necessary or required in order to create or perfect the Exit Financing Liens.  The Reorganized Debtors are authorized and directed to execute and deliver promptly upon demand to the Exit Facility Agent all such financing statements, mortgages, notices and other documents as the Exit Facility Agent or the Exit Facility Lenders may reasonably request.  The Exit Facility Agent, may, in its sole discretion, file a photocopy of this Confirmation Order as a financing statement with any filing or recording office or with any registry of deeds or similar office, in addition to or in lieu of such financing statements, notices of lien or similar instrument, and all filing and recording offices are hereby directed to accept such copy of this Confirmation Order for filing and recording.

C.	REVERSAL OF CONFIRMATION ORDER

1.           In the event that the Exit Financing is consummated and this Confirmation Order is thereafter reversed, revoked, modified or otherwise upset on appeal and the effect of such reversal, revocation, or modification is to compel the Debtors to return to chapter 11 (such event being a “Reversal”), then:
a.           Any credit extended under the Exit Financing facilities shall be deemed to have been extended in good faith (as that term is used in section 364(e) of the Bankruptcy Code).
b.           In no event shall any fees paid in connection with the Exit Financing be subject to recovery from the parties to the Exit Financing documents.
c.           The Exit Financing documents shall constitute legal, valid, binding and duly authorized obligations of the Debtors or the Reorganized Debtors, as applicable, enforceable in accordance with their terms, and shall create the security interests, liens and mortgages purported to be created thereby.  The Exit Facility Agents shall be authorized to file or record at any time and from time to time such financing statements or other security documents naming the Exit Facility Agents as secured party for the benefit of the secured parties under the Exit Financing documents.

X.           DOCUMENTS, MORTGAGES AND INSTRUMENTS.  Each federal, state, commonwealth, local, foreign, or other governmental agency is hereby authorized to accept any and all documents, mortgages, and instruments necessary or appropriate to effectuate, implement or consummate the transactions contemplated by the Plan and this Order.

XI.           REVERSAL/STAY/MODIFICATION/VACATUR OF ORDER.  Except as otherwise provided in this Order, if any or all of the provisions of this Order are hereafter reversed, modified, vacated, or stayed by subsequent order of this Court, or any other court of competent jurisdiction, such reversal, stay, modification or vacatur shall not affect the validity or enforceability of any act, obligation, indebtedness, liability, priority, or lien incurred or undertaken by the Debtors or the Reorganized Debtors, as applicable, prior to the effective date of such reversal, stay, modification, or vacatur.  Notwithstanding any such reversal, stay, modification, or vacatur of this Order, any such act or obligation incurred or undertaken pursuant to, or in reliance on, this Order prior to the effective date of such reversal, stay, modification, or vacatur shall be governed in all respects by the provisions of this Order and the Plan or any amendments or modifications thereto.
XII.	MODIFICATIONS

Without need for further order or authorization of the Court, the Debtors or the Reorganized Debtors are authorized and empowered to make any and all modifications to the Plan, any and all documents included as part of the Plan Supplement, and any other document that is necessary to effectuate the Plan, which modifications do not materially modify the terms of such documents and are consistent with the Plan.

XIII.	RETENTION OF JURISDICTION BY THE COURT.

Notwithstanding the entry of this Confirmation Order and the occurrence of the Effective Date, pursuant to Article XII of the Plan, this Court shall retain such exclusive jurisdiction over these bankruptcy cases and any matter related to the bankruptcy cases after the Effective Date as is legally permissible, including exclusive jurisdiction over the matters described in Section 12.01 of the Plan.  To the extent that it is not legally permissible for the Court to have exclusive jurisdiction over any of the matters described in Article XII of the Plan, the Court shall have nonexclusive jurisdiction over such matters to the extent legally permissible.
XIV.	DISSOLUTION OF THE CREDITORS’ COMMITTEE

On the Effective Date, the Creditors' Committee shall dissolve, and the members thereof shall be released and discharged from all duties and obligations arising from or related to their membership.  The professionals retained by the Creditors’ Committee and the respective members thereof shall not be entitled to assert any Professional Compensation or Reimbursement Claims for any services rendered or expenses incurred on behalf of the Creditors’ Committee after the Effective Date, except for fees for time spent and expenses incurred: (a) in connection with any applications for allowance of compensation and reimbursement of expenses pending on the Effective Date or Filed and served after the Effective Date pursuant to the Plan; or (b) in connection with any appeal pending as of the Effective Date, including any appeal of the Confirmation Order.

XV.           NOTICE OF ENTRY OF CONFIRMATION ORDER.

A.           Pursuant to Bankruptcy Rules 2002(f)(7) and 3020(c), the Plan Administrator is directed to serve, within 5 days after the occurrence of the Effective Date, a notice of the entry of this Confirmation Order, which shall include notice of the bar dates established by the Plan and this Confirmation Order and notice of the Effective Date, substantially in the form of Exhibit C attached hereto and incorporated herein by reference (the “Confirmation Notice”), on all parties that received notice of the Confirmation Hearing; provided, however, that the Plan Administrator shall be obligated to serve the Confirmation Notice only on the record holders of Claims or Equity Interests as of the Confirmation Date, provided, further, that the Plan Administrator shall not be required to serve the Confirmation Notice on any holder of Claims or Equity Interests where the prior service of the notice of the Confirmation Hearing was returned to the Debtors as undeliverable and no forwarding address has been provided.
B.           No later than 20 Business Days after the Effective Date, the Plan Administrator is directed to publish the version of the Confirmation Notice attached hereto as Exhibit D once in the Sacramento Bee, the Oregonian, the Times-News (Twin Falls, ID), and the national edition of The New York Times.

XVI.	ASSUMPTION OF SPONSOR SUPPORT AGREEMENT.

The Sponsor Support Agreement is consensually assumed under, and as modified and amended by, the Plan; provided however, that all obligations and liabilities under the Sponsor Support Agreement, except as expressly preserved, are released pursuant to section 10.05 of the Plan.

XVII.	PERMITS.

Notwithstanding any provision in the Plan, this Confirmation Order and any implementing Plan documents, the Permits, which are issued by the Internal Revenue Service and U.S. Environmental Protection Agency (collectively, “Federal Parties”) that are indicated on Schedule A to the Plan, shall be treated, determined, paid and administered in the ordinary course of business by the Debtors and upon the Effective Date, by the Reorganized Debtors, which Reorganized Debtors shall comply with all applicable non-bankruptcy law, federal regulations and statutes with regard to such Permits.  Upon the Confirmation Date, and unless the Federal Parties advise the Debtors to the contrary prior thereto, on the Effective Date, the Permits shall be in full force and effect.  In addition, the Federal Parties shall be bound by the Governmental Unit Bar Date, the Bar Date Order, and the Second Bar Date for any Claims that accrued on and after September 1, 2009, provided due process has been provided.  The Federal Parties’ rights to offset or recoup any amounts due under, or relating to, any Permits are expressly preserved.  Nothing herein shall constitute a ruling that any permit or license is an executory contract.

XVIII.	WAIVER OF THE STAY OF BANKRUPTCY RULE 3020(e).

Pursuant to Bankruptcy Rule 3020(e), this Confirmation Order shall not be stayed and shall be immediately effective upon entry on the docket of the Bankruptcy Court.

Dated: June 8, 2010	/S/ KEVIN GROSS THE HONORABLE KEVIN GROSS UNITED STATES BANKRUPTCY JUDGE